EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tengasco, Inc. and Subsidiaries

Knoxville, Tennessee

We hereby consent to the inclusion of our report dated March 21, 2005 in this Form 10-

K, related to the consolidated financial statements appearing in the Company’s Annual

Report on Form 10-K filed on March 31, 2005 and as amended on September 13. 2005.

/s/ BDO Seidman, LLP

Atlanta, GA

March 20, 2007